Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Res-Care, Inc.:

We consent to the use of our report included in the Registration Statement on Form S-4 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Louisville, Kentucky

April 15, 2011